UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 15, 2025
JAMF HOLDING CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-39399	82-3031543
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Washington Ave S, Suite 900 Minneapolis, MN		55401
(Address of principal executive offices)		(Zip Code)
(612) 605-6625
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company
☐  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	JAMF	The NASDAQ Stock Market LLC

Item 2.02. Results of Operations and Financial Condition.

In connection with the strategic reinvestment plan (the “Plan”) described further in Item 2.05 below, today, July 15, 2025, Jamf Holding Corp. (the “Company” or “Jamf”) issued a press release that provided an update to its second quarter 2025 guidance. The full text of the press release is furnished herewith as Exhibit 99.1 and is incorporated in this Item 2.02 by reference.

This information is intended to be furnished under Item 2.02 of Form 8-K, “Results of Operations and Financial Condition” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 2.05. Costs Associated with Exit or Disposal Activities.

Today, July 15, 2025, the Company announced the Plan, which is intended to reduce operating costs, improve operating margins, allow for strategic reinvestment, and continue advancing the Company’s ongoing commitment to profitable growth. The Plan is expected to impact approximately 6.4% of the Company’s full-time employees.

The Company currently estimates that it will incur charges of approximately $11.0 million to $12.5 million in connection with the Plan, consisting of cash expenditures for notice period and severance payments, employee benefits, and related costs. The Company expects that the majority of the charges will be incurred in the third quarter of 2025 and that the execution of the Plan will be substantially complete by the end of the fourth quarter of 2025. The Company intends to exclude the charges associated with the Plan from certain of its non-GAAP financial measures.

Potential position eliminations in each country are subject to local law and consultation requirements, which may extend this process further in certain countries. The charges that the Company expects to incur are subject to a number of assumptions, including local law requirements in various jurisdictions, and actual expenses may differ from the estimates disclosed above. The Company may also incur charges and expenditures not currently contemplated due to unanticipated events that may occur in connection with the Plan.

Forward-Looking Statements

This Current Report on Form 8-K herewith contains “forward‑looking statements” within the meaning of the federal securities laws that involve risks and uncertainties, including, but not limited to, statements regarding statements regarding the Company’s expectations for its financial and operating performance in the second quarter of 2025, the benefits Jamf anticipates from the Plan, the Plan’s impact on Jamf’s business and financial results, including with respect to Jamf’s ability to achieve its growth and profitability goals, and Jamf’s estimates of the amount and timing of charges that it expects to incur in connection with the Plan. The expectations expressed or implied in these forward-looking statements may not turn out to be correct. The forward-looking statements contained herein are also subject to additional risks, uncertainties, and factors, including those more fully described in Jamf’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024. Additional information is also set forth in Jamf’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025, as well as the subsequent periodic and current reports and other filings that Jamf makes with the Securities and Exchange Commission from time to time. Moreover, Jamf operates in a very competitive and rapidly changing environment, and new risks and uncertainties may emerge that could have an impact on the forward-looking statements contained herein. The forward-looking statements included herein relate only to events as of the date hereof. Jamf undertakes no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release dated July 15, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMF HOLDING CORP.
Date: July 15, 2025	By:	/s/ Jeff Lendino
	Name:	Jeff Lendino
	Title:	Chief Legal Officer